Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT (this “Agreement”), dated as of August 13, 2014, to that certain Credit Agreement, dated as of July 1, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among AOL INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement, and the Borrower has requested that the Credit Agreement be amended as set forth herein;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Administrative Agent and the Required Lenders are willing to agree to this Agreement upon the terms and conditions set forth herein; and

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments.

2.1 Amendments to Section 1.1 of the Credit Agreement.

(a) The following terms shall be inserted into Section 1.1 in appropriate alphabetical order:

““2014 Convertible Notes”: the Convertible Senior Notes due 2019 to be issued pursuant to an Indenture, dated on or about August 19, 2014, by and among Borrower and The Bank of New York Mellon, in its capacity as trustee, as amended, restated, supplemented or otherwise modified from time to time.”

““Permitted Bond Hedge Transaction”: any call or capped call option (or substantively equivalent derivative transaction) on Borrower’s common stock purchased by the Borrower in connection with the issuance of any convertible notes permitted under Section 7.2; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the sale of such convertible notes issued in connection with the Permitted Bond Hedge Transaction.”

““Permitted Warrant Transaction”: any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Borrower’s common stock sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.”

““Reference Bank”: JPMorgan Chase Bank, N.A. and Fifth Third Bank or such additional or other banks as may be appointed by the Administrative Agent and reasonably acceptable to the Borrower; provided that, at any time, the maximum number of Reference Banks does not exceed seven.”

(b) The definition of “Eurodollar Rate” shall be amended and restated in its entirety as follows:

“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Association (or any other person which takes over the administration of that rate) for Dollars and period as appearing on pages LIBOR01 or LIBOR02 of the Reuters Screen (or on any successor or substitute page on such screen, or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters; a “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no such Screen Rate is available, the Eurodollar Rate shall mean the arithmetic mean of the rates (rounded upwards to the nearest 1/100th of 1.00% per annum) as supplied to the Administrative Agent at its request quoted by the Reference Banks to the leading banks in the London interbank market two London Business Days before the first day of such Interest Period for Dollar deposits of a duration equal to the duration of such Interest Period; provided that any Reference Bank that has failed to provide a quote in accordance with Section 2.9(c) shall be disregarded for purposes of determining the mean.

(c) Clause (j) of the definition of “Indebtedness” shall be amended and restated in its entirety as follows:

“(j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements (excluding obligations in respect of Swap Agreements accounted for by the Borrower as equity under GAAP).”

2.2 Amendment to Section 2.9 of the Credit Agreement.

A new Section 2.9(c) shall be inserted in the proper sequential order as follows:

“(c) Upon the request of the Administrative Agent, each Reference Bank (whether or not currently a Lender hereunder) agrees that, if such Reference Bank is currently providing quotes for Dollar deposits to leading banks in the London interbank market, it will promptly (and no later than the Business Day following such request) supply the Administrative Agent with the rate quoted by such Reference Bank to leading banks in the London interbank market two Business Days before the first day of the relevant Interest Period for Dollar deposits of a duration equal to the duration of such Interest Period.”

2.3 Amendments to Section 2.13 of the Credit Agreement.

(a) Section 2.13 shall be amended by deleting each reference to “W-8BEN” therein and replacing it with “W-8BEN or W-8BEN-E (as applicable)” in lieu thereof.

(b) Section 2.13(f)(ii)(B)(2) shall be amended and restated in its entirety as follows:

“(2) in the case of a Non-U.S. Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;”

2.4 Amendment to Section 2.17 of the Credit Agreement.

Section 2.17(c)(i) shall be amended by deleting the “(x)” therein and inserting “(x)” immediately before “to the extent” therein and by inserting “if” immediately after the “(y)” therein.

2.5 Amendment to Section 3.1 of the Credit Agreement.

Section 3.1(a) shall be amended by replacing “(i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero” in its entirety by:

“(i) the L/C Obligations would exceed the L/C Commitment, (ii) the Revolving Extensions of Credit of the Issuing Lender would exceed its Revolving Commitment or (iii) the aggregate amount of the Available Revolving Commitments would be less than zero”

2.6 Amendment to Section 7.2 of the Credit Agreement.

Section 7.2(f) shall be amended and restated in its entirety as follows:

“(f) (i) the 2014 Convertible Notes and (ii) other unsecured Indebtedness of Borrower consisting of notes convertible into common Capital Stock of Borrower, whether such conversion is to be settled in common Capital Stock of Borrower, cash or a combination thereof, so long as, in the case of clause (ii), (A) after giving effect to the incurrence of such Indebtedness, Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.1, (B) at the time of incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing and (C) the documentation governing such unsecured convertible Indebtedness contains customary market terms for similar transactions at the time of incurrence of such indebtedness (as determined in good faith by the Borrower);”

2.7 Amendments to Section 7.6 of the Credit Agreement.

(a) Section 7.6 shall be amended by inserting the following immediately after “collectively,” therein:

“and including, in any event, any cash settlement in respect of any convertible Indebtedness permitted by Section 7.2(f),”

(b) Section 7.6(f) shall be amended and restated in its entirety as follows:

“(f) (i) the Borrower may make any payment of premium by the Borrower to a counterparty under a Permitted Bond Hedge Transaction, (ii) the Borrower may make any payment in connection with a Permitted Warrant Transaction (x) by delivery of shares of the Borrower’s common stock upon net share settlement thereof or (y) by set-off and/or payment of an early termination payment or similar payment thereunder in the Borrower’s common stock upon any early termination thereof (provided that, in the case of an early termination of such Permitted Warrant Transaction to which customary exceptions to the right of an issuer to settle the relevant early termination payment or similar payment obligation in shares apply, Borrower may make the relevant early termination in cash), and (iii) the Borrower may make any payment of cash in lieu of fractional shares pursuant to the terms of any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction or any convertible Indebtedness permitted by Section 7.2(f);”

(c) Section 7.6(h) shall be amended by deleting the “.” at the end thereof and replacing it with “; and” in lieu thereof.

(d) A new Section 7.6(i) shall be inserted therein as follows:

“(i) cash settlement upon conversion of convertible Indebtedness permitted by Section 7.2(f) in an amount not to exceed the sum of (x) the principal amount of such convertible Indebtedness so converted, plus (y) any payments received by Borrower pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, plus (z) the amount of cash required to be paid pursuant to the terms of such convertible Indebtedness in lieu of fractional shares.

2.8 Amendment to Section 7.9 of the Credit Agreement.

Section 7.9 shall be amended and restated in its entirety as follows:

“7.9 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or reasonably anticipated exposure (other than those in respect of Capital Stock), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, (c) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and (d) any accelerated share repurchase contract, prepaid forward purchase contract or similar contract with respect to the purchase by the Borrower of the Capital Stock of Borrower which purchase is permitted by Section 7.6(e).”

2.9 Amendment to Section 8 of the Credit Agreement.

Section 8 shall be amended by adding the following proviso at the end of the proviso therein immediately prior to the “; or” appearing therein:

“; provided further that, for the avoidance of doubt, it is agreed that neither a conversion of convertible Indebtedness permitted by Section 7.2(f) nor the occurrence of the events giving rise to such conversion right shall be considered to constitute such Indebtedness becoming due prior to its stated maturity or becoming payable, in each case for purposes of clause (iii) of this paragraph (e)”

2.10 Amendment to Section 10.6 of the Credit Agreement.

Section 10.6(b)(iii) shall be amended by inserting the following immediately after “10.5” therein:

“and, in the case of each Reference Bank, bound by its continuing obligations under Section 2.9(c)”

2.11 Amendment to Section 10.12 of the Credit Agreement.

Section 10.12(a) shall be amended by inserting “sitting in the Borough of Manhattan” immediately after “State of New York” therein and by inserting “sitting in the Borough of Manhattan” immediately after “Southern District of New York” therein.

2.12 Amendment to Exhibit D of the Credit Agreement.

Exhibit D shall be amended by inserting “supplemented or otherwise modified from time to time,” immediately following “as amended” in the first paragraph thereof.

2.13 Amendment to Exhibit E of the Credit Agreement.

Exhibits E-1, E-2, E-3 and E-4 shall be amended by deleting each reference to “W-8BEN” therein and replacing it with “W-8BEN or W-8BEN-E (as applicable)” in lieu thereof.

Section 3. Conditions. This Agreement shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by (i) a duly authorized officer of the Borrower and (ii) the Required Lenders.

(b) All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of counsel) and other compensation due and payable to the Administrative Agent and the Lenders on or prior to the Amendment Effective Date shall have been paid.

(c) Each of the representations and warranties made by the Loan Parties in or pursuant to the Credit Agreement or in or pursuant to the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) No Default or Event of Default shall exist on the Amendment Effective Date.

(e) The Administrative Agent shall have received an officer’s certificate from a Responsible Officer of the Borrower and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(c) and (d) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Effect of This Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Section 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AOL INC.

By:	/s/ Karen Dykstra
	Name:	Karen Dykstra
	Title:	Chief Financial and Administrative Officer

[Amendment to Credit Agreement – Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Tina Ruyter
	Name:	Tina Ruyter
	Title:	Executive Director

[Amendment to Credit Agreement – Signature Page]

Fifth Third Bank, as Lender

By:	/s/ Robert Urban
	Name:	Robert Urban
	Title:	Managing Director

[Amendment to Credit Agreement – Signature Page]

HSBC Bank USA, National Association, as Lender

By:	/s/ Varun Gupta
	Name:	Varun Gupta
	Title:	Vice President

[Amendment to Credit Agreement – Signature Page]

Bank of America, N.A., as Lender

By:	/s/ Prayes Majmudar
	Name:	Prayes Majmudar
	Title:	Director

[Amendment to Credit Agreement – Signature Page]

Deutsche Bank AG New York Branch, as Lender

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

[Amendment to Credit Agreement – Signature Page]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

[Amendment to Credit Agreement – Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Edward Tessalone
	Name:	Edward Tessalone
	Title:	Senior Vice President

[Amendment to Credit Agreement – Signature Page]